ORIGINAL

DATED THE DAY OF 27 FEB 2020

BETWEEN

MIDF PROPERTY BERHAD
(Company No. 5674-K)

AND

TEM ELECTRONICS (M) SDN. BHD.
(Company No. 365460-T)

****

TENANCY AGREEMENT

FACTORY LOT NO. 84
KAWASAN MIEL SUNGAI PETANI PHASE II
BEARING POSTAL ADDRESS AS NO. A101, JALAN 2A
KAWASAN PERUSAHAAN SUNGAI LALANG, 08000
SUNGAI PETANI, KEDAH DARUL AMAN

****

Prepared by:
Legal Unit
PNB Commercial Sdn Berhad
Lot 3.06, Level 3,
PNB Perdana Commercial Centre
No. 10, Jalan Binjai
50450 Kuala Lumpur
Tel No. 03-2180 2888
Fax No. 03-2180 2828

DS_1 SP (Pin 1/2017)

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN MALAYSIA

SIJIL SETEM

ASAL

STAMP CERTIFICATE

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	FPX TRANSACTIONS
No. Adjudikasi *Adjudication No.*	L01B894790XW026
Jenis Surat Cara *Type Of Instrument*	PERJANJIAN SEWA SURAT CARA UTAMA
Tarikh Surat Cara *Date Of Instrument*	27/02/2020
Balasan *Consideration*	RM 0.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
MIDF PROPERTY BERHAD, NO SYARIKAT 5674-K

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*
TEM ELECTRONICS (M) SDN. BHD., NO SYARIKAT 365460-T

Butiran Harta / Suratcara *Property / Instrument Description*
LOT A101, JALAN 2A KAWASAN PERUSAHAAN SUNGAI LALANG KEDAH

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Sijil Setem *Stamp Certificate No*	W0260A200804157
Tarikh Penyeteman *Date of Stamping*	10/03/2020
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 1,240.00
Penalti *Penalty*	RM 0.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 1,240.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 37;

LEMBAGA HASIL DALAM NEGERI
LHDN MALAYSIA

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak *Printed Date* : ***10/03/2020 03:55:58***

Pengesahan ketulenan Sijil Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Certificate can be verified at stamps.hasil.gov.my or by mobile app
Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- *tamat/end* ---

ORIGINAL

1,246/2

THIS AGREEMENT is made on the date stated in Section 1 of Schedule A herein

BETWEEN

MIDF PROPERTY BERHAD (No. 5674-K) a company incorporated in Malaysia and having its registered office at 9th Floor, Menara PNB, 201-A Jalan Tun Razak, 50400 Kuala Lumpur and business address at Lot 3.6, Level 3, PNB Perdana Commercial Centre, No. 10, Jalan Binjai, 50450 Kuala Lumpur (hereinafter referred to as "the Landlord") of the one part

AND

THE TENANT whose name and address are stipulated in Section 2 of Schedule A hereto (hereinafter called "the Tenant") of the other part.

WHEREAS the Landlord is the registered proprietor and beneficial owner of all that piece of land and the factory building erected thereon described in Section 3 of Schedule A and delineated on the Layout Plan annexed hereto as Schedule D (hereinafter referred to as "the said Premises").

WHEREBY IT IS HEREBY AGREED as follows:-

1. **GRANT OF TENANCY**

The Landlord has agreed to give a monthly tenancy of the said Premises to the Tenant commencing on the day specified in Section 4 of Schedule A payable in accordance and at the rent specified in Section 5 of the Schedule A hereto payable in advance without demand on or before the first day of each calendar month for a term stated in Section 6 of Schedule A subject to the terms and conditions hereinafter contained.

2. **SECURITY**

2.1 The Tenant shall upon execution of this Agreement pay the Landlord a sum specified in Section 7 of Schedule A hereto as security deposit for the due observance and performance by the Tenant of this Agreement. Without prejudice to any other/additional remedy against the Tenant for breaches, the Landlord shall be entitled to deduct from the security deposit any sum that may be due from any breach of any of the provisions of this Agreement by the Tenant.

2.2. The Tenant shall furnish to the Landlord utilities deposit to the amount as stated in Section 7 of Schedule A attached hereto as security for due payment of water, sewerage, electricity and telephone charges by the Tenant. The utilities deposit shall be held by the Landlord as water, sewerage, electricity and telephone deposit during the term hereby created and shall be refunded to the Tenant free of interest less whatever sums due and unpaid in respect of water, sewerage, electricity and telephone charges incurred in the said Premises on the determination of the Tenancy.

3. **TENANT'S COVENANTS**

The Tenant hereby covenants with the Landlord as follows:-

3.1 To pay the rent hereby reserved on the days and in the manner aforesaid.

3.2 [a] In the event that any outgoings imposed by the relevant authorities, corporations or bodies in respect of the said Premises shall be increased, the Tenant shall pay the equivalent increase when given Notice in writing by the Landlord to do so;

[b] The Tenant shall pay any amount which directly affects the Landlord's costs of doing business after the execution of this Agreement relating to the tenancy herein created upon Notice in writing by the Landlord to do so;

[c] The rent payable by the Tenant under this Agreement is exclusive of all forms of charges, costs, duties, levies and taxes including any service tax and Goods and Services Tax (if applicable) which the government or the relevant authority may now or in future impose on the rent (hereinafter referred to as the "Taxes");

[i] If any of the Taxes are applicable on the rent, the Tenant hereby agrees to pay an amount equal to such Taxes to the Landlord as additional consideration subject to the Landlord providing and issuing a valid tax invoice to the Tenant to such effect; and

[ii] The Tenant shall pay any new charge, rate or tax by the Federal or the State Government, authorities, corporation or bodies which may be levied and imposed after the execution of this Agreement relating to the tenancy;

And, the obligations by the Tenant in Clause 3.2 above are similar to the obligation to pay Rent and the Tenant shall pay any such amount above on the same day on which the Rent is due.

3.3 To promptly pay all charges in respect of water, sewerage, electricity and/or telephone and other telecommunications equipment and other services consumed, supplied to or used in the said Premises directly to the relevant Authorities and shall indemnify the Landlord against all such charges for services consumed or incurred in relation to the said Premises by the Tenant. In the event the Tenant fails to pay any such charges to the relevant Authorities, the Landlord shall have the right, not the obligation, to pay such charges on Tenant's behalf and the Tenant shall reimburse the Landlord for such utilities charges including the cost incurred by the Landlord for settling such charges upon Landlord's demand thereof.

3.4 Not to use or permit the said Premises or any part thereof to be used or occupied for any purpose other than for the purpose specified in Section 8(a) and/or relating to its trade or nature of business specified in Section 8(b) of Schedule A.

3.5 Not to keep or permit to be kept on the said Premises any noxious or offensive item or substance or any materials of a dangerous or explosive nature the keeping of which may contravene and/or be a breach any laws and regulations and not to use the said Premises for any illegal or unlawful purposes or as the residence or sleeping place of any person (other than a caretaker).

3.6 Not to assign, sub-let, share or part with the possession of the said Premises or any part thereof.

3.7 Not to do or permit to be done upon the said Premises any act or thing which is or may be an annoyance or a nuisance to the Landlord or the occupiers of any neighbouring or adjoining property.

3.8 Not without the prior consent in writing of the Landlord to install or erect upon or affix to the said Premises any permanent fixtures, machinery or apparatus and such consent not to be unreasonably withheld SUBJECT ALWAYS to the floor loading limit of the said Premises.

3.9 That the Tenant shall indemnify the Landlord from and against any claims, damages, loss and liabilities (actual and/or pecuniary) including any increased payments, increased premiums, penalties, fines, expenses and costs sustained or incurred due to acts or omissions of the Tenant and or their servants and or agents and or occupiers and or invitees and or licensees in relation to the said Premises.

3.10 To comply with at all times during the term with any of the laws bylaws rules and or regulations made by the Government, the Local Authority or any other competent Authority affecting the said Premises including all licences, approvals, permits and consents to operate on the said Premises and to carry on the business in the way the Tenant intends to conduct its business.

3.11 To comply at all times during the said term with all statutory requirements for ensuring the health safety and welfare of the persons using or employed in or about the said Premises or any part thereof.

3.12 To permit the Landlord or its agents with or without workmen and others upon reasonable notice to enter upon and to examine the condition of the said Premises and thereupon the Landlord may serve upon the Tenant a notice in writing specifying any repairs necessary to be done and commencement of repairs shall be within twenty-one (21) days failing which to permit the Landlord or its agents or workmen to enter upon the said Premises and execute such repairs and the costs thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by the Landlord.

3.13 Not to load the floors of the said Premises in excess of the load stated in Section 3 of Schedule A and to make good to the Landlord any damage owing to such overloading whereby the Tenant shall indemnify the Landlord against any damages (personal or property), loss, liability, penalty, fine or cost arising out of any overloading.

3.14 The Tenant hereby covenants that it shall throughout the term hereby created, perform and observe its covenants as stated in Schedule C of this Agreement.

3.15 At the expiration or sooner determination of the term hereby created to yield the said Premises with the fixtures thereto in good and tenantable repair and condition (fair wear and tear excepted) to the Landlord together with all the keys to the said Premises and to reinstate the said Premises to its original state to the satisfaction of the Landlord. The Tenant shall indemnify the Landlord for all damages or costs to reinstate the Premises within seven (7) days of the Landlord notifying the Tenant on the amount thereof.

3.16 To pay the Landlord for continued occupation including any time taken to reinstate the said Premises to the original state, a sum of money equivalent to two (2) months rental for every month that it failed to vacate at the determination of the Tenancy.

3.17 Without prejudice to Clause 3.15 in the event the Tenant vacates without reinstating the said Premises it shall be lawful for the Landlord to reinstate the Premises to the original state and all costs of such work shall be recoverable from the Tenant and the Tenant shall be deemed in continued occupation for the entire duration from the determination of the Tenancy to the time taken to complete the reinstating works.

3.18 In any event the Landlord reserves the right to recover possession of the said Premises and any other claim, loss and damages by legal action.

3.19 The Landlord shall at all times be entitled to take any legal action to enforce their rights herein and further shall at any time be entitled to cause for any monetary claims by the Landlord against the Tenant to be listed under CTOS and/or any other agencies for defaulters listing and to which the Tenant hereby expressly consents.

4. LANDLORD'S COVENANTS

The Landlord hereby covenants with the Tenant as follows:-

4.1 That the Tenant complying with all its obligation herein on its part shall peacefully hold and enjoy the said Premises during such term without any interruption by the Landlord.

4.2 The Landlord hereby covenants that it shall throughout the term hereby created, perform and observe its covenants as stated in Schedule C of this Agreement.

5. REPRESENTATIONS AND WARRANTIES BY TENANT

The Tenant represents and warrants to the Landlord that the Tenant is a company duly incorporated under the laws of Malaysia and has full legal right, authority and power to enter into and bind itself by this Agreement.

6. **FORFEITURE**

If and whenever during the term of the tenancy or an extension thereto:-

[a] the Tenant shall make default in the observance or performance of any of the covenants herein contained including the Schedules attached; or

[b] the rent hereby reserved or any part thereof shall at any time be unpaid for fifteen (15) days after becoming due and payable whether formally demanded or not; or

[c] the Tenant ceases to occupy the said Premises; or

[d] the Tenant, being an individual, commits an act of bankruptcy; or

[e] the Tenant, being a company:

(i) is wound up or enters into liquidation whether compulsory or voluntary (but not if the liquidation is for amalgamation or reconstruction of a solvent company); or
(ii) has a receiver appointed; or

[f] the Tenant enters into an arrangement for the benefit of its creditors; or

[g] the Tenant has any distress or execution levied upon its goods; or

[h] the Tenant, being an individual shall die; or

[i] the said Premises is abandoned or not in active use for a period exceeding thirty (30) days;

then it shall be lawful for the Landlord at any time to serve a forfeiture notice upon the Tenant pursuant to Section 235 of the National Land Code 1965 and it is hereby agreed that a reasonable time in which to remedy the breach of the subject matter of the said forfeiture notice shall be fourteen (14) days and on the expiration of the period specified in the said forfeiture notice without the breach complained of having been remedied, the Tenancy shall absolutely determine and the Landlord shall further and forthwith be at liberty to re-enter upon the said Premises (or any part thereof in the name of the whole) with force if necessary and eject the Tenant and all other persons from and repossess the said Premises and lock the said Premises but strictly without prejudice to any remedy or right of action of the Landlord to commence legal action for the recovery of vacant possession or in respect of any antecedent breach of the Tenant's covenant contained herein.

The Landlord shall at all times reserve the right to make any demands or claims or to commence legal action for payment of arrears of rental, late payment charges or any other outgoings payable by the Tenant.

7. **PAYMENT WITHOUT DEDUCTIONS**

All payments to be made by the Tenant to the Landlord hereunder shall be made in full and without any set-off, counterclaim or merger or combination of accounts whatsoever and shall be free and clear of and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions or withholding of any nature now or hereafter imposed by any competent governmental or other authority.

8. **COMPENSATION (TA'WIDH) AND PENALTY (GHARAMAH) ON LATE PAYMENT**

Without prejudice to the Landlord's other rights in this Agreement, if the Tenant shall default in the payment seven (7) days after the due date of the said rent or other moneys herein covenanted to be paid the Tenant shall pay to the Landlord compensation (ta'widh) and penalty (gharamah) at the total rate of 10% per annum (ta'widh of 0.45% and gharamah at 9.55% per annum respectively) before and as well as after judgment on the rent or any other sum at that time in arrears calculated from the date of such default until the date of full payment of the said rent or such other money in arrears.

The Landlord reserves the right to account any monies paid by the Tenant towards the said payment of ta'widh and gharamah charges in priority over any other payment.

Notwithstanding anything contained in this Agreement, the Tenant hereby agrees and acknowledges that payment of gharamah received by the Landlord shall be channeled to charitable organization(s) approved by and/or utilized for any charitable purpose(s) as determined by the Landlord at its absolute discretion.

9. **CLAIM BY TENANT**

Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant, nor shall the Tenant have any claim against the Landlord in respect of:-

[a] any interruption in any of the services hereinbefore mentioned by reason of any repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire, water, riot, act of God or other cause beyond the Landlord's control or by reason of mechanical or other defect or breakdown or other inclement conditions or shortage of manpower, fuel, material, electricity or water or by reason of labour disputes;

[b] any act, omission, default, misconduct or negligence of any party including the Landlord in or about the performance or purported performance of any duty relating to the provision of the said services or any of them;

[c] any damage, injury or loss arising out of the leakage of the piping and wiring in the said Premises and/or structure of the said Premises.

10. **DAMAGE TO THE PREMISES**

[a] If the said Premises shall be partially destroyed or damaged by fire, strike, malicious acts, explosion, storm, tempest, flood, aircraft or anything dropped therefrom, riot or civil commotion (except where caused by the fault or negligence of the Tenant) so as to be unfit for use, the Landlord shall restore or repair the said Premises to substantially its former condition at the Landlord's expense and the rent shall be reduced proportionately until the said Premises has been restored or repaired. If the Landlord fails to commence restoration or repair works within ninety (90) days, then the Tenant may with the consent of the Landlord make such restorations or repairs, the cost thereof reimbursable to Tenant within fifteen (15) days from the production of the relevant receipts of payment.

[b] If the said Premises shall be completely or substantially destroyed by fire, strike, malicious acts, explosion, storm, tempest, flood, aircraft or anything dropped therefrom, riot and civil commotion (except where caused by the fault or negligence of the Tenant) so as to be wholly unfit to use, then either party may by written notice to the other within ninety (90) days thereafter elect to terminate this tenancy such termination to be effective as from the date of such destruction or damage aforesaid and a proportionate refund shall be made to the Tenant by the Landlord for any advance rental paid. In the event neither party elects to terminate the tenancy the Landlord shall, at its expense promptly rebuild or restore the said Premises to substantially its former condition and no rental shall be payable until the said Premises are again rendered fit for occupancy and use.

11. **OPTION TO RENEW**

[a] The Landlord may on the written request of the Tenant made six (6) calendar months before the expiration of the term hereby created, grant to the Tenant a further term of three (3) years from the date of the expiration of the term hereby created at a revised rental to be determined by the Landlord based on the then prevailing market rate but otherwise contained the same terms and conditions as this Agreement except for this Clause 11(a) on renewal of tenancy PROVIDED ALWAYS that there shall not be any breach of any of the terms of the Tenancy up to the date of expiration of the term herein and further that two (2) weeks prior to the commencement of the renewed term the Tenant shall forthwith forward to the Landlord the additional security deposit failing which this option shall lapse and the Tenant's occupation of the said Premises determined at the end of the original term.

[b] If a further tenancy of the said Premises is not created by an agreement executed by the Tenant and the Tenant continues to remain in occupation of the Demised Premises after the expiration of the Term hereby created pursuant to the Tenant's option to renew under Clause 11(a) hereof with the consent of the Landlord, the Tenant shall be deemed to be a monthly tenant thereof at a monthly rent to be

fixed in accordance with Clause 11(a) hereof and the tenancy shall be determinable by one (1) calendar month's notice but otherwise such tenancy shall be subject in all respects to the terms, conditions, covenants and stipulations as herein contained.

12. **PREMATURE TERMINATION**

Either Party may determine this Agreement before the expiry of the term hereby created by giving to the other party three (3) months notice in writing of its intention to do so or pay to the other party a sum of money equivalent to three (3) months rental in lieu of the three (3) months notice by way of agreed liquidated damages.

13. **NOTICE / SERVICE OF LEGAL PROCESS**

Any notice under this Agreement shall be in writing and sufficiently served if sent by registered post or left at the address stated in the Agreement of the Tenant or Landlord provided herein. Any service of legal process on the Tenant may be effected by forwarding legal process by prepaid registered post to the address stated in the Agreement or to the last known address. All notices or legal process sent/served by the above mode shall be deemed served and received within 3 days from the date of posting.

14. **WAIVER OR INDULGENCE**

Any indulgence given by the Landlord for compliance of any terms herein including payment of rent, interest or any other payments as well as period for such payments shall not constitute a waiver of or prejudice the Landlord's rights contained in this Agreement and shall remain valid unless waived in writing.

15. **TIME**

Time wherever mentioned in this Agreement shall be of the essence of this Agreement.

16. **STAMP DUTY AND SOLICITOR'S COST**

[a] The costs and expenses of and incidental to this Agreement including stamp duty shall be borne and paid by the Tenant.

[b] All fees, costs and expenses involved in enforcing the Landlord's rights herein as well as through any legal process including sending of Letter of Demand, appointment of solicitors or agent for collection shall be claimable against the Tenant on a full indemnity basis.

17. **INVALIDITY OF ANY PROVISION**

Any provisions of this Agreement which is invalid, unenforceable or prohibited shall not effect the validity or enforceability of the remaining provisions of this Agreement.

18. **INTERPRETATION**

In this Agreement where the context so admits the expression "Landlord" and "Tenant" include the respective successors in title and assigns of the parties hereto and words denoting the singular number only shall include plural and vice versa and words denoting persons shall include corporation and partnership and vice versa and all words importing the masculine gender shall be deemed to include the feminine and neuter genders and vice versa. A calendar month shall mean from the 1st to the 28th, 29th, 30th or 31st (as the case may be) of the Gregorian calendar.

19. **PROPER LAW**

This Agreement shall be governed by and construed in all respects in accordance with the Laws of Malaysia.

20. **SCHEDULE**

The Schedules annexed hereto shall be read and construed as an essential part of this Agreement.

IN WITNESS WHEREOF the Parties hereto have hereunto set their seals and hands the day and year first above written.

Signed for and on behalf of the Landlord]
MIDF PROPERTY BERHAD]
(Company No. 5674-K)]
in the presence of:-]

....
Director
TUN ABDULL MUTALIB TUN HASSAN
[redacted]

..........Nurul Amirah Ridzwan..............................
Senior Associate, Legal
B Commercial Sdn Berhad(518026-P)

The execution of this instrument by the]
Tenant was duly effected in a manner]
authorised by its constitution under the]
seal of the Tenant which said seal was]
hereunto affixed in the presence of:-]

....
Director
NAME : VINCENT HO PANG CHENG
NRIC NO. : SINGAPORE PASSPORT NO. [redacted]

....
Director/Secretary
NAME : LEE EWE CHEE
NRIC NO.: [redacted]

SCHEDULE A

(to be taken read and construed as an essential part of this Agreement)

SECTION	ITEM	PARTICULARS
1	Date of this Agreement	The day of 27 FEB 2020
2	Name of the Tenant Registered Address Postal Address	**TEM ELECTRONICS (M) SDN. BHD.** (Company No. 365460-T) 35, 1st Floor, Jalan Kelisa Emas 1 Taman Kelisa Emas 13700 Seberang Jaya Penang Nos. A101 & A102, Jalan 2A Kawasan Perusahaan Sungai Lalang 08000 Sungai Petani Kedah Darul Aman
3	<u>Particulars of Premises</u> Description/Identification of Factory Building Built Up Area Floor Loading - Factory - Office Driveway Loading	**FACTORY LOT NO. 84** **KAWASAN MIEL SUNGAI PETANI PHASE II** Bearing Postal Address as: Lot A101, Jalan 2A Kawasan Perusahaan Sungai Lalang 08000 Sungai Petani Kedah Darul Aman 17,398 sq.ft (1,616 sq.m) 157 lbs/sq.ft (7.5 KN/sq.m) 52 lbs/sq.ft (2.0 KN/sq.m) 10 metric tonnes
4	Commencement Date of the Term	1 FEBRUARY 2020
5	Monthly Rental - Payable in Advance - Compensation (ta'widh) and Penalty (gharamah) -	Ringgit Malaysia Thirteen Thousand One Hundred (RM13,100.00) Only On the 1st day of each month 10% per annum (comprising ta'widh of 0.45% and gharamah of 9.55%) calculated from the 1st day of the month if payment is received after the 7th of the calendar month.
6	Term of Tenancy	Three (3) Years

SECTION	ITEM	PARTICULARS
7	Security Deposit	
	(a) Rental Deposit – 3 months rental	Ringgit Malaysia Thirty Nine Thousand Three Hundred (RM39,300.00) Only,
	(b) Utilities Deposit	Ringgit Malaysia One Thousand (RM1,000.00) Only
8	(a) Purpose/Use of Premises	Production Centre
	(b) Nature of Business	Manufacturing of Connectors Assemblies And Wire Harness

SCHEDULE B

(Additional Terms to be taken read and construed as an essential part of this Agreement)

NOT APPLICABLE

SCHEDULE C

(Additional Terms to be taken read and construed as an essential part of this Agreement)

ITEMS TO BE MAINTAINED BY LANDLORD AND TENANT UNDER TENANCY

No.	BUILDING COMPONENT ITEMS	LANDLORD	TENANT
1	**Roof, gutter, capping, flashing, fascia, sky light and other associated works.**	√	Except in situation where defects are caused by tenant and/or due to additional work or extension by tenant.
2	**Water tank and accessories and internal piping (from main meter to water tank and to the outlet of water, excluding tap)**	√	Except in situation where defects are caused by tenant and/or due to additional work or extension by tenant.
3	**Sanitary and plumbing fitting**	Landlord will carry out sewerage rodding disludge of septic tank, service of septic pump and related works prior to handing over to new tenant ONLY	Tenant to maintain and upkeep the sanitary and plumbing fitting at all times and to replace if broken malfunction or missing during tenancy period.
	i Toilet WC and piping	-	√
	ii Urinal basin / bowl	-	√
	iii Wash basin/sink	-	√
	iv Tap	-	√
	v Toilet clog	-	√
	vi Toilet tiles and floor trap	-	√
	vii Individual septic tank disludge (if any)	-	Tenant to disludge waste and clean sewer pipe during tenancy.
	viii Pump for septic tank	-	Tenant to up keep and maintain the pump periodically
	ix Rubbish disposal	-	√ Tenant to ensure rubbish or refuse not deposited on any part of the said Premises
4	**Fire Fighting Works**	Landlord will carry out testing and inspection on all fire fighting pump and works together with tenant prior to handing over to new tenant.	Tenant to maintain and make good/replace if any of the fire fighting works or components are malfunction, broken or missing during tenancy
	i - Sprinkler	-	√
	ii - Hose reel	-	√
	iii - Smoke detector	-	√
	iv - Heat detector	-	√
	v - Break glass	-	√
	vi - All Pumps	-	√
	vii - Alarm panel and associated work.	-	√
	viii - Fire extinguisher (basic)	-	√
	ix - Battery	-	√
	x - Emergency Light	-	√
	xi - "Keluar" Sign	-	√
	xii - Lightning arrestor and cooper tape	-	√
	xiii - Fire Certificate	-	Tenant to ensure proper maintenance of fire fighting equipment at all time. The tenant to carry out testing of the pump weekly for 5 - 10 min.
5	**Electrical Works**	Landlord will carry out testing and commissioning together with tenant prior to handing over to new tenant.	Tenant to make good/replace if any of the electrical works or components malfunction, is broken or missing during tenancy.
	i - Wiring system	-	√
	ii - Main Switch Board and Associated work	-	√
	iii - Sockets and Switches	-	√
	iv - Light Fitting	-	√

No.	BUILDING COMPONENT ITEMS	LANDLORD	TENANT
6	**Internal Building**	Landlord will restore/replace all defect and missing items prior to handing over to new tenant.	To keep the interior of the said Premises and all parts thereof including all fixtures and fittings in good and tenantable repair, fair wear and tear excepted
	i - Floor crack due to non structure.	-	√
	ii - Wall crack due to non structure.	-	√
	iii - Painting	-	√
	iv - Window		
	a) Frame	-	√
	b) Glass	-	√
	v - Door		
	a) Frame	-	√
	b) Door leaf and lockset	-	√
	vi - Ceiling	-	√
	vii - Roller Shutter	Landlord will repair and service the mechanism parts of the roller shutter during restoration and before handing over to new tenant.	Tenant to maintain and upkeep all roller shutter and to repair if dented or damage during tenancy.
	viii - Railing and staircase	-	Tenant to ensure proper upkeep and maintenance
7	**External Building / Compound**	Landlord will restore/repair all defect and damage component before handing over to new tenant.	
	i - Painting	√	
	ii - Non structural wall crack	-	√
	iii - Appron and ramp	-	√
	iv - Premix / paving and turfing *(maintenance of grass/landscape)*	-	√
	v - Drain, drain cover and grating	-	√ Not to allow any dangerous, poisonous or objectionable effluent to be discharged into the drains or sewers of the said Premises
	vi - Fence and gate	-	√
	vii - Guard House	-	√
	viii - Refuse bin chamber	-	√
	ix - Manhole and Cover	-	√
	x Main structure, walls, floors , roof, drains	To maintain in good tenantable repair	√ Damage caused by the negligence of the Tenant, its agents, workmen and others lawfully on the said Premises
8	**Others**	•	
	i - Renovation / Extension by client	-	Subject to approval from Local Authorities on prior approval by the Landlord , with or without conditions, at the Tenants own cost. (Not redeemable from Landlord)
	ii - Upgrading of electricity supply	-	Tenant must obtain prior approval from landlord before submission of application to TNB. All cost to be borne by the tenant.
	iii - Pest Control and Termite treatment	-	Tenant to carry out schedule pest control/termite control periodically at reasonable interval.
	iv - Insurance Coverage	Landlord to cover only for fire insurance for basic/original building.	Tenant shall ensure adequate fire insurance coverage for third party and other insurances on goods and items under tenant's responsibility, including damages of goods due to fire, leaking, flooding and others.
	v Utility payments	-	By Tenant who shall ensure prompt settlement.
	a. charges for utilities consumed or supplied to the Premises including water, sewerage facilities, electricity & telephone		√
	b. deposits, fees or any form of payments related and incidental to the utilities charges		√
	vi Quit Rent and Assessment	√	As per Clause 3.2 of Agreement

Note : In cases where items are not mention as above, it is at Landlord's discretion to approve or reject any request and claims submitted by the client.

SCHEDULE D

(Additional Terms to be taken read and construed as an essential part of this Agreement)

(LAYOUT PLAN)

MIDF Property Berhad

SUNGAI PETANI PHASE 2
KEDAH



JALAN 1B-2
JALAN 1B-3
'A' A75 (37)
'A' A82 (44)
'A' A76 (38)
'A' A81 (43)
'A1' A77 (39)
'A' A80 (42)
'A1' A78 (40)
'A' A79 (41)
'B1' A100 (88)
'B' A102 (83)
'B1' A99 (87)
'B' A101 (84)
'B3' A98
'B2' A97 (85)
JALAN 2A
JALAN 2A-3

MIDF PROPERTY BERHAD (5674-K)
(Formerly known as Malaysian Industrial Estates Berhad)